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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

November 22, 2002
(date of report) (date of earliest event reported)

EXCO RESOURCES, INC.
(exact name of registrant as specified in its charter)

Texas (state or other jurisdiction of incorporation)
0-9204 (Commission File No.)	74-1492779 (IRS Employer Identification No.)
6500 Greenville Ave. Suite 600, LB 17 Dallas, Texas 75206 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (214) 368-2084

Item 5. Other Events

        On November 22, 2002, we, EXCO Resources, Inc., executed the fourth amendment to our restated U.S. credit agreement. Our restated U.S. credit agreement provides for borrowings of up to $124.0 million under a revolving credit facility with a borrowing base which was increased from $65.0 million to $82.0 million by the amendment. In addition, one lender was added to the bank group bringing the total number of banks to seven. All of the other terms of our restated U.S. credit agreement remain the same.

        Also, on November 22, 2002, we executed the fourth amendment to our restated Canadian credit agreement. Our restated Canadian credit agreement provides for borrowings of up to U.S. $157.5 million under a revolving credit facility with a borrowing base which was increased from U.S. $75.0 million to U.S. $83.0 million by the amendment. All of the other terms of our restated Canadian credit agreement remain the same.

Item 7. Financial Statements and Exhibits

  (a)
  Financial Statements.

            Not required.

  (b)
  Pro Forma Financial Information.

            Not required.

  (c)
  Exhibits.

Number	Document
4.1	Fourth Amendment to Restated Credit Agreement among EXCO Resources, Inc. and EXCO Operating, LP, as borrowers, Bank One, NA, as administrative agent, BNP Paribas, as syndication agent, The Bank of Nova Scotia, as documentation agent, Bank One Capital Markets, Inc. as lead arranger and bookrunner, and financial institutions which are or may become Lenders, dated November 22, 2002 (filed herewith).
4.2
Fourth Amendment to Restated Credit Agreement among Addison Energy Inc., as borrower, Bank One, NA, Canada Branch, as administrative agent, BNP Paribas (Canada), as syndication agent, The Bank of Nova Scotia, as documentation agent, Bank One Capital Markets, Inc., as lead arranger and bookrunner, and financial institutions which are or may become Lenders, dated November 22, 2002 (filed herewith).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EXCO RESOURCES, INC.
By:	/s/ J. DOUGLAS RAMSEY J. Douglas Ramsey, Vice President and Chief Financial Officer

Dated: November 22, 2002

INDEX TO EXHIBITS

Number	Document
4.1	Fourth Amendment to Restated Credit Agreement among EXCO Resources, Inc. and EXCO Operating, LP, as borrowers, Bank One, NA, as administrative agent, BNP Paribas, as syndication agent, The Bank of Nova Scotia, as documentation agent, Bank One Capital Markets, Inc. as lead arranger and bookrunner, and financial institutions which are or may become Lenders, dated November 22, 2002 (filed herewith).
4.2
Fourth Amendment to Restated Credit Agreement among Addison Energy Inc., as borrower, Bank One, NA, Canada Branch, as administrative agent, BNP Paribas (Canada), as syndication agent, The Bank of Nova Scotia, as documentation agent, Bank One Capital Markets, Inc., as lead arranger and bookrunner, and financial institutions which are or may become Lenders, dated November 22, 2002 (filed herewith).

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  Item 5. Other Events
  Item 7. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS